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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated May 18, 2001, (except Note 9, as to which the date is August 10, 2001) with respect to the consolidated financial statements of Mandara Spa LLC contained in the current report on Form 8-K of Steiner Leisure Limited dated September 17, 2001, filed with the Securities and Exchange Commission.


Ernst & Young LLP

Tamuning, Guam


September 17, 2001